EXHIBIT 23(b)


INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of Isolyser Company, Inc. on Form S-8 of our report dated February 7, 1997 (March 28, 1997 as to the 7th paragraph of Note 4) appearing in the annual report on Form 10-K of Isolyser Company, Inc. for the year ended December 31, 1996.



                                                  DELOITTE & TOUCHE LLP



Atlanta, Georgia
September 19, 1997